Exhibit 3.7

CERTIFICATE OF FORMATION

OF

DOVER ARTIFICIAL LIFT, LLC

The undersigned, acting as organizer of a limited liability company under the Delaware Limited Liability Company Act, as amended (the “Act”), does hereby adopt the following Certificate of Formation for such limited liability company:

ARTICLE ONE

The name of the limited liability company is Dover Artificial Lift, LLC (the “Company”).

ARTICLE TWO

The period of the Company’s duration shall commence on the date of filing of this Certificate and be perpetual, unless the Company dissolves in accordance with the terms of its limited liability company agreement.

ARTICLE THREE

The purpose of the Company is to perform any activities that lawfully may be conducted by a limited liability company organized pursuant to the Act.

ARTICLE FOUR

The address of the initial registered office of the Company is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and the name of its initial registered agent at such address is Corporation Service Company.

ARTICLE FIVE

To the fullest extent permitted by applicable law, no member, manager, director or officer of the Company shall be personally liable to the Company or its members for monetary damages for an act or omission in such capacity.

Future amendments of applicable law may enlarge, but shall not diminish, the limitation on the personal liability of a member, manager, director or officer. Similarly, any repeal or amendment of this Article, or the adoption of any other provision of this Certificate of Formation inconsistent with this Article, by the members of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability existing at the time of such repeal, amendment or adoption of an inconsistent provision.

ARTICLE SIX

The name of the organizer of the Company is Christopher R. Wilson, whose address is 4000 One Williams Center, Tulsa, Oklahoma 74172-0148.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 31st day of October, 2014.

/s/ Christopher R. Wilson
Christopher R. Wilson, Organizer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

Dover Artificial Lift, LLC, a limited liability company duly formed and existing under the Limited Liability Company Act of the State of Delaware (the “Company”), does hereby certify that:

1. The Certificate of Formation of the Company is hereby amended by deleting Article One thereof and inserting the following in lieu thereof:

“The name of the limited liability company is Apergy Artificial Lift, LLC (the “Company”).”

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 1st day of May, 2018.

By:	/s/ Anthony K. Kosinski
Name:	Anthony K. Kosinski
Title:	Vice President

(Signature Page to Certificate of Amendment (DAL LLC))